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                                  EXHIBIT 99

                FORM OF PROXY CARD OF MUTUAL BANCOMPANY, INC.
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                                REVOCABLE PROXY
                            Mutual Bancompany, Inc.
                           Jefferson City, Missouri

                        SPECIAL MEETING OF STOCKHOLDERS
                              _________ __, 1996

     The undersigned hereby appoints Donald L. Connor and Robert B. Schwartz, with full powers of substitution, to act as proxies for the undersigned, to vote all shares of common stock of Mutual Bancompany, Inc. ("Mutual Bancompany") which the undersigned is entitled to vote at the Special Meeting of Stockholders, scheduled to be held at __________, __________, Jefferson City, Missouri, on __________, __________ ____, 1996 at _____ __.m., and at any and
all adjournments thereof, as follows:

                                                                  VOTE
                                                            ------------------
                                                              FOR     WITHHELD
                                                            -------   --------

The approval of the Agreement and
Plan of Merger and Reorganization
dated April 9, 1996 between Roosevelt
Financial Group, Inc., Roosevelt Bank,
Mutual Bancompany and Mutual Savings Bank,
f.s.b. (including the exhibits and
schedules thereto), and the transactions
contemplated thereby.                                       [ _ ]       [ _ ]


     The Board of Directors recommends a vote "FOR" the proposition set forth above.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING.
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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of Mutual Bancompany at the Special Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from Mutual Bancompany prior to the execution of this proxy of the Notice of the Special Meeting and the Proxy Statement-Prospectus dated July ___, 1996.

Dated: _________________________, 1996

                              ___________________________________
                              SIGNATURE OF STOCKHOLDER

                              ___________________________________
                              SIGNATURE OF STOCKHOLDER

                              Please sign exactly as your name appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

            PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                  IN THE ACCOMPANYING POSTAGE-PREPAID ENVELOPE